Exhibit 23








                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-71194 and 333-70179) of FFW Corporation (the "Company") of our report dated August 24, 2001, on the consolidated financial statements of the Company, which report is included in the Company's Annual Report to Shareholders and is incorporated by reference in the Company's Form 10-KSB for the year ended June 30, 2001.



                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP

South Bend, Indiana
September 27, 2001


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